                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12


                     First Federal of Olathe Bancorp, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

March 25, 2003

Dear Fellow Stockholder:

     On behalf of the Board of Directors and management of First Federal of Olathe Bancorp, Inc. (the "Company"), I cordially invite you to attend the 2003 Annual Meeting of Stockholders. The meeting will be held at 3:00 p.m., local time on April 25, 2003 at the Company's main office located at 100 East Park Street, Olathe, Kansas.

     The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the meeting we will also report on the Company's fiscal 2002 financial and operating performance.

     An important aspect of the meeting process is the stockholder vote on corporate business items. I urge you to exercise your rights as a stockholder to vote and participate in this process. Stockholders are being asked to consider and vote upon the proposals to elect two directors of the Company and to ratify the appointment of independent auditors of the Company for the fiscal year ending December 31, 2003. The Board has carefully considered these proposals and believes that their approval is in the best interests of the Company and its stockholders. Accordingly, your Board of Directors unanimously recommends that you vote for each of these proposals.

     I encourage you to attend the meeting in person. Whether or not you attend the meeting, I hope that you will read the enclosed Proxy Statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. Returning a properly executed and dated proxy card will save the Company additional expense in soliciting proxies and will ensure that your shares are represented. Please note that you may vote in person at the meeting even if you have previously returned the proxy.

     Thank you for your attention to this important matter.

                                           Sincerely,


                                           /s/ Mitch Ashlock
                                           ---------------------------
                                           Mitch Ashlock
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                      FIRST FEDERAL OF OLATHE BANCORP, INC.
                              100 East Park Street
                              Olathe, Kansas, 66061
                                 (913) 782-0026

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 25, 2003

     Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of First Federal of Olathe Bancorp, Inc. will be held at the Company's main office located at 100 East Park Street, Olathe, Kansas at 3:00 p.m., local time, on April 25, 2003.

     A Proxy Card and a Proxy Statement for the Meeting are enclosed.

     The Meeting is for the purpose of considering and acting upon:

     1.   The election of two directors of the Company for a three year term;

     2. The ratification of the appointment of BKD, LLP as the auditors of the Company for the fiscal year ending December 31, 2003;

and such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

     Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on March 13, 2003 (the "Record Date") are the stockholders entitled to vote at the Meeting and any adjournments thereof.

     You are requested to complete and sign the enclosed form of proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Kenda Camp
                                         -----------------------
                                         Kenda Camp
                                         SECRETARY

Olathe, Kansas
March 25, 2003


--------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.
--------------------------------------------------------------------------------

                                 PROXY STATEMENT

                      FIRST FEDERAL OF OLATHE BANCORP, INC.
                              100 East Park Street
                              Olathe, Kansas, 66061
                                 (913) 782-0026

                         ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held April 25, 2003


     This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors of First Federal of Olathe Bancorp, Inc. (the "Company"), the parent company of First Federal Savings and Loan Association of Olathe (the "Association" or "First Federal Savings"), of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") which will be held at the Company's main office located at 100 East Park Street, Olathe, Kansas on April 25, 2003 at 3:00 p.m., local time, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting and this Proxy Statement are first being mailed to stockholders on or about March 25, 2003.

     At the Meeting, stockholders of the Company are being asked to consider and vote upon the proposals to elect two directors of the Company and to ratify the appointment of BKD, LLP as auditors of the Company for the fiscal year ending December 31, 2003.

VOTE REQUIRED AND PROXY INFORMATION

     All shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted for the proposals set forth in this Proxy Statement. The Company does not know of any matters, other than as described in the Notice of Annual Meeting, that are to come before the Meeting. If any other matters are properly presented at the Meeting for action, the persons named in the enclosed form of proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

     The holders of a majority of all of the shares of the Company's Common Stock entitled to vote at the Meeting, present in person or by proxy, shall constitute a quorum for all purposes. Abstentions and broker non-votes are counted for purposes of determining a quorum.

     As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Under Kansas law and the Company's Articles of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes or proxies as to which authority to vote for the nominees being proposed is withheld.

     As to the ratification of the appointment of BKD, LLP as independent auditor of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on the item. Under Kansas law and the Company's Articles of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast without regard to broker non-votes or proxies marked ABSTAIN.

     A proxy given pursuant to the solicitation may be revoked at any time before it is voted. Proxies may be revoked by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting, or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a Proxy should be delivered to Kenda Camp, Secretary, First Federal of Olathe Bancorp, Inc., 100 East Park Street, Olathe, Kansas, 66061.

     In accordance with the provisions of the Company's Articles of Incorporation, record holders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote with respect to the shares held in excess of the Limit. The Company's Articles of Incorporation authorizes the Board of Directors (i) to make all determinations necessary or desirable to implement the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

     Stockholders of record as of the close of business on March 13, 2003 will be entitled to one vote for each share of Common Stock then held. As of that date, the Company had 459,263 shares of Common Stock issued and outstanding. The following table sets forth information as of March 13, 2003 regarding share ownership of those persons or entities known by management to own beneficially more than five percent of the Common Stock and of all directors and executive officers of the Company and the Association as a group. This information is based solely upon information supplied to the Company and the filings required pursuant to the Securities Exchange Act of 1934.

                                                                        SHARES
                                                                     BENEFICIALLY            PERCENT
                BENEFICIAL OWNER                                         OWNED               OF CLASS
-------------------------------------------------------              -------------         ------------
First Federal Savings and Loan Association                             44,506 (1)              9.69%
of Olathe Employee Stock Ownership Plan
100 East Park Street
Olathe, Kansas 66061

Paul H. O'Leary                                                        44,000                  9.58%
One Penn Plaza, Suite 4720
New York, New York 10119

Mitch Ashlock                                                          43,570(2)               9.22%
100 East Park Street
Olathe, Kansas 66061

Shawn David Penner                                                     28,000                  6.09%
14804 East Timber Lake Road
Wichita, Kansas 67230

Directors and executive officers of the Company                        93,982(3)              19.34%
  and the Association as a group (5 persons)

---------------------------------------
(1) The amount reported represents shares held by the Employee Stock Ownership Plan ("ESOP"), 13,136 shares of which have been allocated to accounts of participants. First Bankers Trust Company, N.A. of Quincy, Illinois, the trustee of the ESOP, may be deemed to beneficially own the shares held by the ESOP which have not been allocated to accounts of participants. Participants in the ESOP are entitled to instruct the trustee as to the voting of shares allocated to their accounts under the ESOP. Unallocated shares held in the ESOP's suspense account are voted by the trustee in the same proportion as allocated shares voted by participants.
(2) Includes 13,350 stock options and 11,126 shares of restricted stock and 7,672 shares allocated under the ESOP.
(3) Amount includes shares held directly, as well as shares held jointly with family members, shares held in retirement accounts, shares held in a fiduciary capacity or by certain family members, with respect to which shares the group members may be deemed to have sole or shared voting and/or investment power. The amount above includes 26,694 options to purchase shares of Common Stock granted under the Company's 2001 Stock Option Plan and 22,250 awards of shares of restricted Common Stock under the Company's 2001 Recognition and Retention Plan ("RRP") to directors and executive officers of the Company. The amount above excludes options which do not vest within 60 days of March 13, 2003.

                       PROPOSAL I - ELECTION OF DIRECTORS

     The Company's Board of Directors is presently composed of five members, each of whom is also a director of the Association. The Directors are divided into three classes. Directors of the Company are generally elected to serve for a three-year term which is staggered to provide for the election of approximately one-third of the directors each year.

     The following table sets forth certain information regarding the Company's Board of Directors, including their terms of office and nominees for election as directors. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified in the following table. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as described herein, there are no arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

                                                                                     SHARES OF COMMON
                         AGE AT                                            TERM     STOCK BENEFICIALLY    PERCENT
                      DECEMBER 31,                            DIRECTOR      TO          OWNED AT             OF
      NAME(1)             2002       POSITION(S) HELD         SINCE(2)    EXPIRE    MARCH 13, 2003(3)       CLASS
------------------    ------------  ------------------        --------    ------    -----------------     --------

                                        NOMINEES FOR TERMS TO EXPIRE IN 2006
                                        ------------------------------------

John M. Bowen              70       Director                    1973       2003         16,117(5)           3.41%
Carl R. Palmer             66       Director                    1982       2003         10,561(5)           2.23

                                           DIRECTORS CONTINUING IN OFFICE
                                           ------------------------------

Mitch Ashlock              45       President, Chief Executive  1995       2004         43,570(4)(6)        9.22
                                    Officer and Director
Donald K. Ashlock          76       Chairman of the Board       1952       2005         16,117(5)           3.41
Marvin Eugene Wollen       70       Director                    1986       2005          7,617(5)           1.61

---------------------------------
(1)The mailing address for each person listed is 100 East Park Street, Olathe, Kansas 66061.
(2)Includes service as a director of the Association.
(3)Includes all shares of Common Stock held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the executive officers and directors effectively exercise sole or shared voting and investment power. Does not include options to purchase shares of Common Stock granted under the Company's 2001 Stock Option Plan which do not vest within 60 days of March 13, 2003.
(4)Excludes 5,556 shares held jointly with Donald K. Ashlock, which are included in the shares reported by Donald K. Ashlock.
(5)Includes 3,336 stock options and 2,781 shares of restricted stock for Directors Donald K. Ashlock, John M. Bowen, Carl R. Palmer and Marvin Eugene Wollen.
(6)Includes 13,350 stock options and 11,126 shares of restricted stock for Director Mitch Ashlock.

     The business experience of each director and director nominee is set forth below. All directors have held their present positions for at least the past five years, except as otherwise indicated.

BOARD OF DIRECTORS

     JOHN M. BOWEN. Mr. Bowen is the owner and managing officer of John M. Bowen & Associates, a court reporting company, located in Olathe, Kansas and Kansas City, Missouri.

     CARL R. PALMER. Mr. Palmer is the owner of Carl Palmer Realty, a real estate sales firm located in Olathe, Kansas.

     MITCH ASHLOCK. Mr. Ashlock has been employed by First Federal Savings since 1992. He served as Vice President from 1992 to 1995, and was appointed President and Chief Executive Officer in 1995. Mr. Ashlock is the son of Donald K. Ashlock.

     DONALD K. ASHLOCK. Mr. Ashlock served as President and Chief Executive Officer of First Federal Savings from 1982 until his retirement in 1995. He originally joined First Federal Savings in 1952.

     MARVIN EUGENE WOLLEN. Mr. Wollen is an optometrist practicing in Olathe, Kansas.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors met ten times during the fiscal year ended December 31, 2002. During fiscal 2002, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he served.

     The Board of Directors of the Company has standing Audit, Nominating and Compensation Committees.

     The Company's Audit Committee is responsible for the review of the Company's annual audit report prepared by the Company's independent auditors. The review includes a detailed discussion with the independent auditors and recommendation to the full Board concerning any action to be taken regarding the audit. A majority of the members of the Audit Committee is "independent" as defined in the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee. The current members of the Audit Committee are Directors Donald K. Ashlock, Carl R. Palmer and Marvin Eugene Wollen. The Company's Audit Committee met one time during fiscal 2002.

     The Compensation Committee is currently composed of Directors Donald K. Ashlock, John M. Bowen and Carl R. Palmer. This Committee is responsible for evaluating the performance of the Company's principal officers and employees to determine the compensation and benefits to be paid to such persons, and is also responsible for administering the Company's 2001 Stock Option Plan and 2001 Recognition and Retention Plan. This Committee met one time during fiscal 2002.

     The Nominating Committee meets annually in order to nominate candidates for membership on the Board of Directors. This committee is comprised of the board members who are not up for election. The Nominating Committee met one time during fiscal 2002.

AUDIT COMMITTEE REPORT

     In accordance with rules recently established by the SEC, the Audit Committee has prepared the following report for inclusion in this proxy statement:

     As part of its ongoing activities, the Audit Committee has:

     o Reviewed and discussed with management the Company's audited consolidated financial statements for the fiscal year ended December 31, 2002;

     o Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

     o Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the independent auditors their independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

     This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

              This report has been provided by the Audit Committee:

                              Donald K. Ashlock
                              Carl R. Palmer
                              Marvin Eugene Wollen

OWNERSHIP REPORTS BY OFFICERS AND DIRECTORS

     The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"). The officers and directors of the Company and beneficial owners of greater than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") disclosing changes in beneficial ownership of the Common Stock. SEC rules require disclosure in the Company's Proxy Statement of the failure of an officer, director or 10% beneficial owner of the Company's Common Stock to file a Form 3, 4 or 5 on a timely basis. Based on the Company's review of such ownership reports, no officer, director or 10% beneficial owner of the Company failed to file such ownership reports on a timely basis for the fiscal year ended December 31, 2002.

DIRECTORS' COMPENSATION

     During fiscal 2002, the Company paid directors a fee of $400 per month. Additionally, during fiscal 2002, each director of the Association received a fee of $400 per meeting attended. The Chairman of the Board of the Association, Donald K. Ashlock, received a fee of $740 per month plus $400 per meeting attended.

     STOCK BENEFIT PLANS. For information regarding awards to directors under the Company's stock benefit plans, see "Benefit Plans-Stock Option Plan" and -"Recognition and Retention Plan" herein.

EXECUTIVE COMPENSATION

     The Company has not paid any compensation to its executive officers since its formation. However, the Company does reimburse the Association for services performed on behalf of the Company by its officers. The Company does not presently anticipate paying any compensation to such persons until it becomes actively involved in the operation or acquisition of businesses other than the Association.

     The following table sets forth the compensation paid or accrued by the Association for services rendered by Mitch Ashlock, the Chief Executive Officer of the Association, during fiscal 2002, 2001, and 2000. Except for Mr. Ashlock, no executive officer earned in excess of $100,000 during fiscal 2002, 2001 or 2000.

=========================================================================================================================
                                                SUMMARY COMPENSATION TABLE
-------------------------------------------------------------------------------------------------------------------------

                                               ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                                                                                       AWARDS
                                     ---------------------------------------  -------------------------
                                                                 OTHER          RESTRICTED
    NAME AND PRINCIPAL                                           ANNUAL           STOCK        OPTIONS/       ALL OTHER
          POSITION                     SALARY      BONUS      COMPENSATION       AWARD(S)        SARS        COMPENSATION
                             FISCAL   ($) YEAR      ($)           ($)              ($)           (#)           ($) (1)
=========================================================================================================================

Mitch Ashlock                 2002     $78,000    $25,500         $--           $      --        --           $ 188,741
  Chief Executive Officer     2001     $75,000    $25,000         $--           $ 228,083(2)  22,252(3)       $  63,004
                              2000     $65,700    $27,500         $--           $      --        --           $   7,200
=========================================================================================================================

--------------------
(1) In 2002, consists of $9,600 of Board fees and $179,141 allocated under the ESOP. In 2001, consists of $9,600 of Board fees, the payment of $4.00 per share special cash distribution on 8,901 shares of unvested restricted stock, which totaled $35,604, and the payment of $4.00 per share special cash distribution with respect to 4,450 vested stock options, which totaled $17,800. In 2000, consists of $7,200 of Board fees. Does not include the value of any allocation of shares to Mr. Ashlock's account under the ESOP during 2001 and 2000. The administrator of the ESOP did not notify the Company of the shares allocated to individual participants until fiscal 2002. Does not include the aggregate amount of other personal benefits, which did not exceed 10% of the total salary and bonus reported.
(2) Represents the total value of the award of 11,126 shares of restricted stock on April 25, 2001, the date of grant. The awards were made pursuant to the Company's 2001 Recognition and Retention Plan. The market value per share of the Common Stock was $20.50 on the date of the grant. The award vests in equal installments at a rate of 20% per year (equal to 2,225 shares per year) beginning on April 25, 2001, the date of grant. Awards will be 100% vested upon termination of employment due to death or disability, or following a change of control. The aggregate value of the 11,126 shares of restricted stock awarded to Mr. Ashlock, including both vested and unvested shares, as of December 31, 2002 was $259,792, based upon a closing price of $23.35 per share on December 31, 2002.
(3) On April 25, 2001, pursuant to the Company's Stock Option Plan, Mr. Ashlock was awarded options to purchase 22,252 shares of Common Stock. Such options vest in equal installments at a rate of 20% per year commencing on the date of grant. The exercise price of such options is $20.50, the fair market value of the underlying shares on April 25, 2001, the date of grant.

BENEFIT PLANS

     GENERAL. First Federal Savings currently provides health care benefits, including medical, prescription and dental, subject to certain deductibles and copayments by employees, and group life insurance to its full time employees.

     STOCK OPTION PLAN. During the year ended December 31, 2001, the Company adopted, and the Company's stockholders approved, the 2001 Stock Option Plan (the "Stock Option Plan"). The Stock Option Plan authorizes the grant of stock options equal to 55,633 shares of Common Stock. Certain directors, officers and employees of the Association and the Company are eligible to participate in the Stock Option Plan. The Stock Option Plan is administered by a committee of outside directors (the "Committee"). The Stock Option Plan provides for awards in the form of stock options, reload options, limited stock appreciation rights and dividend equivalent rights. Stock options granted under the Stock Option Plan may be either "Incentive Stock Options" as defined under Section 422 of the Code or stock options not intended to qualify as such ("non-statutory stock options"). Options must be exercised within 10 years from the date of grant. The exercise price of the options must be at least 100% of the fair market value of the underlying Common Stock at the time of the grant.

     Pursuant to the Stock Option Plan, options to purchase 5,563 shares were granted to each non-employee director of the Company (4 persons), and options to purchase 22,252 shares were awarded to Mitch Ashlock, the Company's Chief Executive Officer, at an exercise price of $20.50 per share, the fair market value of the underlying shares on the date of the award. The awards included dividend equivalent rights ("Dividend Equivalent Rights"), which entitle the option holder to receive a cash benefit per share if certain extraordinary dividends are declared equal to the amount of the extraordinary dividend multiplied by the number of options that the person holds. In December 2001, the Company paid a special cash distribution of $4.00 per share. The holders of options granted under the Stock Option Plan will receive this cash benefit equal to the amount of the special cash distribution as their options vest. Each non-employee director received $4,450 in 2002 pursuant to this provision.

     No options were granted under Stock Option Plan to the named executive officer during the year ended December 31, 2002. Set forth below is certain additional information concerning options outstanding to the named executive officer at December 31, 2002. No options were exercised during fiscal 2002.

===================================================================================================================
                               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                          FISCAL YEAR-END OPTION VALUES
===================================================================================================================
                                                                 NUMBER OF UNEXERCISED      VALUE OF UNEXERCISED
                                                                      OPTIONS AT          IN-THE-MONEY OPTIONS AT
                                                                    FISCAL YEAR-END             YEAR-END (1)
                                                               -------------------------- -------------------------

                            SHARES ACQUIRED        VALUE       EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
           NAME               UPON EXERCISE      REALIZED                 (#)                       ($)
--------------------------- ----------------- ---------------- -------------------------- -------------------------
Mitch Ashlock                     --                $--             8,900 / 13,352           $24,475 / $38,053
--------------------------- ----------------- ---------------- -------------------------- -------------------------

------------------------------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 2002, at which date the most recent sales price of the Common Stock as reported on the Over-the-Counter Electronic Bulletin Board was $23.35.

     EQUITY COMPENSATION PROGRAMS. The Company does not have any equity compensation program that was not approved by stockholders other than the Association's employee stock ownership plan.

     Set forth below is certain information as of December 31, 2002 regarding equity compensation to directors and executive officers of the Company approved by stockholders.

============================== ============================= ===================== ==============================
                                NUMBER OF SECURITIES TO BE
                                 ISSUED UPON EXERCISE OF                               NUMBER OF SECURITIES
                                 OUTSTANDING OPTIONS AND       WEIGHTED AVERAGE       REMAINING AVAILABLE FOR
            PLAN                          RIGHTS                EXERCISE PRICE          ISSUANCE UNDER PLAN
------------------------------ ----------------------------- --------------------- ------------------------------
Equity Compensation Plans
approved by Stockholders                  50,066                    $20.50                     5,566
------------------------------ ----------------------------- --------------------- ------------------------------
Equity Compensation Plans
not approved by Stockholders                  --                        --                        --
------------------------------ ----------------------------- --------------------- ------------------------------
Total                                     50,066                    $20.50                     5,566
============================== ============================= ===================== ==============================

     RECOGNITION AND RETENTION PLAN. During the fiscal year ended December 31, 2001 the Company adopted, and the Company's stockholders approved, the 2001 Recognition and Retention Plan. Pursuant to the Recognition Plan, 2,781 shares of stock were awarded to each non-employee director. The market value per share of the Common Stock was $20.50 on the date of the grant, and the aggregate value of 2,781 shares at $20.50 per share totals $57,011. Such awards vest in equal installments at a rate of 20% per year beginning on April 25, 2001, the date of grant. Awards will be 100% vested upon termination of employment due to death or disability, or following a change of control. Each non-employee director received the $4.00 per share special cash distribution on his shares of restricted stock, equal to $8,900 per director on the 2,225 unvested shares of restricted stock.

     EMPLOYMENT AGREEMENT. In connection with the consummation of the conversion, First Federal Savings entered into an employment agreement with Mr. Ashlock which provides for a term of 36 months. On each anniversary date, the agreement may be extended for an additional 12 months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. The current annual base salary for Mr. Ashlock is $80,760. The base salary may be increased but not decreased. In addition to the base salary, the agreement provides for, among other things, participation in other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by First Federal Savings for cause at any time. In the event First Federal Savings terminates the executive's employment for reasons other than for cause, or in the event of the executive's resignation from First Federal Savings upon
(1) failure to re-elect the executive to his current offices, (2) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (3) liquidation or dissolution of First Federal Savings, or (4) a breach of the agreement by First Federal Savings during the term of the agreement (whether before, coincident with or following a change in control of the Company or the Association), the executive, or in the event of death, his beneficiary would be entitled to severance pay in an amount equal to approximately $241,000 if termination occurred at December 31, 2002. First Federal Savings would also continue the executive's life, health, dental and disability coverage for 36 months from the date of executive's termination. In the event the payments to the executive would include an "excess parachute payment" as defined in the Internal Revenue Code, the payments would be reduced in order to avoid having an excess parachute payment.

     The executive's employment may be terminated upon his attainment of age 65 or such later age as may be required by law or consented to by the board of directors. Upon Mr. Ashlock's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by First Federal Savings. In the event of the executive's disability for a period of six months, First Federal Savings may terminate the agreement provided that First Federal Savings will be obligated to pay the executive his base salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by First Federal Savings. In the event of the executive's death, First Federal Savings will pay his base salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year.

     The employment agreement provides that, following termination of employment, the executive will not compete with First Federal Savings for a period of one year, provided, however, that in the event of a termination in connection with a change in control within the meaning of certain federal laws, the noncompete provisions will not apply.

     DEFINED BENEFIT PENSION PLAN. First Federal Savings maintains the Financial Institutions Retirement Fund, which is a qualified, tax-exempt defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked at First Federal Savings for a period of one year are eligible for membership in the Retirement Plan; however, only employees that have been credited with 1,000 or more hours of service with First Federal Savings during the year are eligible to accrue benefits under the Retirement Plan. First Federal Savings annually contributes an amount to the Retirement Plan, if necessary, to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act.

     The regular form of all retirement benefits is guaranteed for the life of the retiree. An optional form of benefit may be selected. These optional forms include various joint and survivor annuity form. Benefits payable upon death may be made in a lump sum, installments, or a lifetime annuity. For a married participant, the normal form of benefit is a joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 50% of that paid during the participant's lifetime.

     The normal retirement benefit payable at age 65 is an amount equal to 3% of a participant's high 3-year average salary, defined as income reportable on Form W-2, multiplied by each year of credited service under the Retirement Plan. A reduced benefit may be payable at or after age 45 and before normal retirement age after completion of five years of service. If an employee continues in employment after age 65 or defers commencement of his or her retirement benefit, his or her retirement benefit will be increased by .8% for each month of deferment, or 9.6% per year with a maximum increase of 48%. In addition to the retirement benefit, a retiree will receive an annual retirement allowance at the end of the calendar year in which he or she attains age 66, and at the end of each succeeding year equal to 2% times the annual retirement benefit multiplied by the number of years after retirement. For the plan year ended June 30, 2002, First Federal Savings was not required to make a contribution to the Retirement Plan.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 2001, expressed in the form of a single life annuity for the average salary and benefit service classifications specified below.


     HIGHEST THREE-YEAR                      YEARS OF SERVICE AND BENEFIT PAYABLE AT RETIREMENT
           AVERAGE            --------------------------------------------------------------------------------
        COMPENSATION             15            20            25            30            35           40
        ------------          --------      --------      --------      --------     ---------     ---------
         $  50,000             $22,500      $30,000       $ 37,500     $  45,000    $  50,000      $ 50,000
            75,000              33,750       45,000         56,250        67,500       75,000        75,000
           100,000              45,000       60,000         75,000        90,000      100,000       100,000
           125,000              56,250       75,000         93,750       112,500      125,000       125,000
           150,000              67,500       90,000        112,500       135,000(1)   135,000(1)    135,000(1)
           170,000              76,500      102,000        127,500       135,000(1)   135,000(1)    135,000(1)

------------------------
(1) Benefits are limited by tax laws which limit, in 2002, the maximum annual benefit payable under a defined benefit pension plan to the lesser of (i) $135,000, or (ii) 100% of the participant's average compensation for his high 3 years.

     As of December 31, 2002, Mr. Mitch Ashlock had 9 years of credited service under the Retirement Plan.

     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST. First Federal Savings implemented the ESOP in connection with the conversion. Employees with at least one year of employment with First Federal Savings and who have attained age 21 are eligible to participate. As part of the conversion, the ESOP borrowed funds from First Federal of Olathe Bancorp and used those funds to purchase a number of shares equal to 8.0% of the common stock issued in the conversion. Collateral for the loan will be the common stock purchased by the ESOP. The loan will be repaid principally from First Federal Savings' discretionary contributions to the ESOP. It is contemplated that the loan will be repaid over a period of not less than 20 years, provided that prepayment is permitted under certain circumstances. The loan will bear interest at the fixed rate of 8.5% per year. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

     Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among ESOP participants on the basis of compensation in the year of allocation. Participants in the ESOP will receive credit for up to two years of service prior to the effective date of the ESOP. A participant vests in his ESOP benefit at the rate of 20% per year of service so that a participant is 100% vested in his benefits after five years or upon normal retirement as defined in the ESOP, early retirement, disability or death of the participant. A participant who terminates employment for reasons other than death, retirement, or disability prior to five years of credited service will forfeit his benefits under the ESOP. Benefits will also vest fully in the event of a change in control of First Federal Savings. Benefits will be payable in the form of common stock and/or cash upon death, retirement, early retirement, disability or separation from service. First Federal Savings' contributions to the ESOP are discretionary, subject to the loan terms and tax law limits, and, therefore, benefits payable under the ESOP cannot be estimated. Pursuant to SOP 93-6, First Federal Savings is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

     In connection with the establishment of the ESOP, First Federal Savings established a committee of nonemployee directors to administer the ESOP. First Federal Savings has appointed an independent financial institution to serve as trustee of the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares, and shares held in the suspense account, will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

INDEBTEDNESS OF MANAGEMENT

     In the ordinary course of business, First Federal Savings makes loans available to its directors, officers and employees. Such loans are made in the ordinary course of business on the same terms, including interest rates and collateral, as comparable loans to other borrowers. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. At December 31, 2002, First Federal

Savings had 14 loans outstanding to directors and executive officers of First Federal Savings, or members of their immediate families. These loans totaled approximately $271,000, or 2.4% of the Company's total equity at December 31, 2002.

                    PROPOSAL II - RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 2002 were BKD, LLP. The Company's Board of Directors has reappointed BKD, LLP to continue as independent auditors for the Company for the fiscal year ending December 31, 2003, subject to ratification of such appointment by the stockholders. Representatives of BKD, LLP are expected to attend the Meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Meeting.

     Set forth below is certain information concerning aggregate fees billed for professional services rendered by BKD, LLP during 2002:

     Audit Fees                                  $ 48,800
     Financial Information Systems               $  - 0 -
       Design and Implementation Fees
     All Other Fees                              $  4,100

     The Audit Committee has considered whether the provision of non-audit services (which relate to accounting research and regulatory compliance consulting) is compatible with maintaining BKD, LLP's independence. The Audit Committee concluded that performing such services does not affect BKD, LLP's independence in performing its function as auditor of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF BKD, LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2003.

                              STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company's proxy materials for the next annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Company's office located at 100 East Park Street, Olathe, Kansas 66061 no later than November 27, 2003. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

     Under the Company's Bylaws, certain procedures are provided which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally not later than 90 days in advance of such meeting, subject to certain exceptions) by the Secretary of the Company. The notice must include certain information as specified in the Company's bylaws.

                                  OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matter should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

     The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitation by mail, directors, officers and regular employees of the Company and the Association may solicit proxies personally or by telegraph or telephone without additional compensation.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN OR TELEPHONIC REQUEST TO KENDA CAMP, SECRETARY, FIRST FEDERAL OF OLATHE BANCORP, INC., 100 EAST PARK STREET, OLATHE, KANSAS 66061 OR CALL (913) 782-0026.


Olathe, Kansas
March 25, 2003

                      FIRST FEDERAL OF OLATHE BANCORP, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 25, 2003


     The undersigned hereby appoints Mitch Ashlock and Marvin E. Wollen with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of First Federal of Olathe Bancorp, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Company's main office, located at 100 East Park Street, Olathe, Kansas on April 25, 2003 at 3:00 p.m. and at any and all adjournments and postponements thereof.

1. The election as directors of all nominees listed below (except as marked to the contrary):

                  / /  FOR                       / /  VOTE WITHHELD

     INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
                  LINE IN THAT NOMINEE'S NAME BELOW.

              JOHN M. BOWEN                         CARL R. PALMER

2. The ratification of the appointment of BKD, LLP as auditors for the Company for the fiscal year ending December 31, 2003.

           / / FOR                 / / AGAINST              / / ABSTAIN

     In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

     THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSALS
                 AND THE ELECTION OF THE NOMINEES LISTED ABOVE.


                                    (Continued and to be SIGNED on Reverse Side)

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     Should the undersigned be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Company or by duly executing a proxy bearing a later date.

     The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.





Dated:             , 2003
      -------------                ---------------------------------------------
                                   Signature of Stockholder
                                   Please sign exactly as your name(s) appear(s) to the left. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE